Exhibit 5.1

September 26, 2005

Ramtron International Corporation
1850 Ramtron Drive
Colorado Springs, Colorado  80921

Re:  Ramtron International Corporation
     Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as securities counsel to Ramtron International Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the registration statement of the Company on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed on September 28, 2005, with the Securities and Exchange Commission (the "Commission"), relating to the resale of 1,951,389 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), which shares are to be offered and sold from time to time by certain stockholders of the Company, identified in the Registration Statement.

In connection with the preparation of the Registration Statement we have made certain legal and factual examinations and inquiries and examined, among other things, such documents, instruments, records, agreements, certificates and matters as we have considered appropriate and necessary to render this opinion. We have assumed for the purpose of this opinion the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, and the genuineness of all signatures thereon. As to various questions of fact material to this opinion, we have, when relevant facts were not independently established, relied, to the extent deemed proper by us, upon certificates and statements of officers and representatives of the Company.

Based on the foregoing and in reliance thereon, it is our opinion that the Shares have been duly authorized and validly issued, fully paid and nonassessable.

We hereby consent to the inclusion of our opinion as Exhibit 5.1 to the Registration Statement and further consent to the references to this firm in the related prospectus under the heading "Legal Matters."

                                       Very truly yours,

                                       /s/  Coudert Brothers LLP
                                       -------------------------
                                       Coudert Brothers LLP

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